Exhibit 10.1

Cryoport, Inc.
2018 Omnibus Equity Incentive Plan

(as amended by the First Amendment effective February 25, 2021)

ARTICLE 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1          Establishment; Impact on Prior Plans. Cryoport, Inc. (the “Company”) hereby establishes the “Cryoport, Inc. 2018 Omnibus Equity Incentive Plan” (the “Plan”). The Plan will supersede and replace the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) and all other Prior Plans (as defined below). The 2015 Plan and all other Prior Plans will remain in effect until all awards granted under the 2015 Plan and such Prior Plans have been exercised, forfeited, cancelled, or have otherwise expired or terminated in accordance with the terms of such awards. No awards will be made pursuant the 2015 Plan or any other Prior Plan on or after the Effective Date (as defined below).

1.2          Purpose. The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services to the Company or any of its Affiliates (as defined below) and by motivating such persons to contribute to the continued growth and profitability of the Company and its Affiliates. The Plan seeks to achieve this purpose by providing Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Stock, Performance Shares, Performance Share Units, Performance Cash Awards, Stock Grant Awards, and Stock Unit Awards.

1.3          Effective Date. The Plan was adopted by the Company’s Board of Directors on March 28, 2018 and became effective on the date it is approved by the Company’s stockholders at the Company’s 2018 Annual Meeting (the “Effective Date”).

1.4          Expiration Date. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in effect according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 2
DEFINITIONS

2.1          Definitions. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular. For purposes of this Plan, the following words and phrases will have the following meanings:

(a)                “Affiliate” means: (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b)           “Annual Meeting” means the dates established for the annual meetings of the Company’s stockholders pursuant to the Company’s Bylaws.

(c)           “Award” means any Option, Stock Appreciation Right, Restricted Stock Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Grant Award or Stock Unit Award granted pursuant to the Plan.

(d)           “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgement is required.

(e)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)        “Cause” means, for purposes of termination of a Participant’s employment (or service), unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company or an Affiliate, any one of the following: (i) gross and willful misconduct which results in material injury to the Company or an Affiliate; (ii) engaging in fraudulent conduct with respect to the Company’s or any of its Affiliates’ business or conduct of a criminal nature that may have an adverse impact on the Company’s or any of its Affiliates’ standing and reputation; (iii) the material failure or refusal of a Participant to perform the duties required of the Participant by the Board (or the Participant’s supervisor), which inappropriate failure or refusal is not cured within thirty (30) days following receipt, by Participant, of written notice from the Board (or the Participant’s supervisor) specifying the factors or events constituting such failure or refusal; (iv) the use of drugs and/or alcohol in violation of the Company’s or any Affiliates’ then current policies; or (vi) engaging in conduct that has resulted or could result in significant reputational harm to the Company or any Affiliate.

(g)           “Change in Control” means, unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company or any Affiliate, any one or more of the following events:

(i)              the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered to be a “Change in Control.” This clause (i) only applies when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(ii)               as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

(iii)             during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the Incumbent Directors of the Company then still in office who were directors of the Company at the beginning of any such period; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv)           the date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

(v)           the date that any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company.

The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Additionally, a transaction shall not constitute a “Change in Control” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred until (i) any required regulatory approval, including any final non-appealable regulatory order, has been obtained, and (ii) the transaction that would otherwise constitute the “Change in Control” closes. Except as otherwise provided in an Award Agreement, a “Change in Control” shall not occur in the case of an Award that is subject to the requirements of Section 409A of the Code unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the Code.

(h)           “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(i)        “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(j)            “Committee” means the Compensation Committee or any such committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two (2) members of the Board. Each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; and (ii) “independent” for purposes of the applicable NASDAQ Listing Rules.

(k)               “Company” means Cryoport, Inc., or any successor as provided in Section 18.5.

(l)               “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an employee; provided, however, that a Consultant may become Participant this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company or an Affiliate; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

(m)         “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. In the case of an Incentive Stock Option, the term “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

(n)               “Effective Date” means the date on which the stockholders of the Company approve the Plan as described in Section 1.3.

(o)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(q)             “Fair Market Value” means the closing price of one share of Stock as reported on the NASDAQ or such other exchange on which the Stock is then traded on the date such value is determined. If the Stock is not traded on such date, the fair market value is the price on the first immediately preceding business day on which Stock was so traded.

(r)              “Good Reason” means, for the purposes of termination of a Participant’s employment, unless otherwise provided in an Award Agreement or employment or similar agreement entered by and between the Participant and the Company or any Affiliate, any of the following: (i) a material, adverse change in the Participant’s authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position); (ii) a material reduction in the Participant’s base salary; or (iii) the Company’s decision to permanently relocate a Participant’s residence or the Company’s or an Affiliates’ principal business office by more than sixty (60) miles from its then current location. However, none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within thirty (30) days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written objection, and the participant resigns his or her employment within the (30) days following the expiration of that cure period.

(s)             “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(t)             “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(u)               “Non-Employee Director” means a member of the Board who, as of the Grant Date, is not an employee.

(v)                “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(w)              “Option” means an Award granted pursuant to Article 6 to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(x)               “Participant” means an individual who, as an employee, officer or Non-Employee Director of, or Consultant to, the Company, or any Affiliate, has been granted an Award under the Plan.

(y)               “Performance Cash Award” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.

(z)            “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant during a Performance Period. The Performance Criteria that will be used to establish Performance Goals may (but need not) include: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market penetration; geographic goals; business expansion goals; development of strategic relationships with customers and/or vendors; and development and execution on strategic acquisitions. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards.

(aa)             “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(bb)            “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award that vests based on the attainment of Performance Goals.

(cc)             “Performance Share” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in the form of Stock depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.

(dd)             “Performance Share Unit” means an Award granted pursuant to Article 8 evidencing the right to receive a payment in the form of Stock, cash, or a combination thereof, depending on the satisfaction of one or more Performance Goals for a particular Performance Period as determined by the Committee.

(ee)             “Plan” means this Cryoport, Inc. 2018 Omnibus Equity Incentive Plan, as amended.

(ff)               “Prior Plan” means the Cryoport, Inc. 2015 Omnibus Equity Incentive Plan, the Cryoport, Inc. 2011 Stock Incentive Plan, and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.

(gg)            “Restricted Stock” means Stock granted pursuant to Article 7 that is subject to certain restrictions and to the risk of forfeiture.

(hh)          “Restricted Stock Right” means an Award granted pursuant to Article 7 evidencing the right to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.

(ii)             “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is twenty percent (20%) or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding thirty six (36) months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii). Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six (6) month period. Whether a “Separation from Service” has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a Non-Employee Director, “Separation from Service” means that such individual has ceased to be a member of the Board.

(jj)           Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any employee is a “Specified Employee” during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(kk)            “Stock” means the Common Stock of the Company, $0.001 par value per share.

(ll)               “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 6 evidencing the right to receive a payment in cash or Stock equal to the excess of the Fair Market Value of one share of Stock on the date the SAR is settled over the Fair Market Value of one share of Stock on the Grant Date.

(mm)           “Stock Grant Award” means the grant of Stock pursuant to Article 9.

(nn)             “Stock Unit Award” means an Award granted pursuant to Article 9 evidencing the right to receive a payment in the form of cash or Stock, or a combination thereof.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1               General Eligibility. Awards may be made only to those Participants who are employees, officers, Consultants to, and Non-Employee Directors of, the Company or an Affiliate on the Grant Date of the Award. Awards may also be granted to prospective employees or non-employee members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or any Affiliate.

3.2               Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by separate agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 4
ADMINISTRATION

4.1               Administration by the Committee. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to: (a) interpret the Plan; (b) prescribe, amend, and rescind rules and regulations relating to the Plan; (c) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (d) make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

4.2               Authority of the Committee. The Committee shall have the authority, in its sole discretion, to determine: (a) the Participants who are entitled to receive Awards under the Plan; (b) the types of Awards; (c) the times when Awards shall be granted; (d) the number of Awards; (e) the purchase price or exercise price, if any, and the period(s) during which such Awards shall be exercisable (whether in whole or in part); (f) the restrictions applicable to Awards; (g) the form of each Award Agreement, which need not be the same for each Participant; (h) the other terms and provisions of any Award, which need not be the same for each Participant, including, but not limited to, whether and to what extent, and in what circumstances an Award may be settled in cash, Stock, other Awards, or other property or whether an Award may be cancelled, forfeited, exchanged or surrendered; (i) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate; (j) whether to establish, adopt or revise any rules and regulations as it deems necessary or advisable to administer the Plan; (k) whether to correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement; and (l) establish any provisions, rules, procedures, regulations or subplans that the Committee deems necessary or appropriate to implement and administer the Plan in foreign countries for Participants providing services outside of the United States. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.

4.3           Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine. Each Award Agreement shall set forth the extent to which a Participant shall have the right to retain and/or exercise an Award following termination of employment (or service) and the medium of payment for each Award, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with rules adopted by the Committee.

4.4           Delegation. As permitted by law and the rules of the NASDAQ or such other exchange on which the Stock is then traded, the Committee may delegate any authority granted to it pursuant to the Plan; provided, that: (a) any resolution of the Committee authorizing such delegation to other Company officer(s) must, at a minimum, specify the total number of shares of Stock subject to Awards that such officer(s) may so award and the vesting schedule applicable to such Awards; and (b) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award

4.5          Decisions Binding. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5
STOCK SUBJECT TO THE PLAN

5.1          Number of Shares. Subject to adjustments provided in Sections 5.2 and 5.3, the total number of shares of Stock reserved and available for grant under the Plan is 3,730,179, plus the number of shares of Stock that were authorized but unissued under the 2015 Plan and all Prior Plans as of the Effective Date (1,269,821 shares as of March 22, 2018). As provided in Section 1.1, no awards will be made pursuant any Prior Plan on or after the Effective Date. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

5.2          Share Counting; Lapsed Awards. The following rules shall apply solely for purposes of determining the total number of shares of Stock available for grant under the Plan:

(a)                The number of shares of Stock available for grant under this Plan shall be reduced by one (1) share of Stock for each share subject to Awards granted under the Plan.

(b)               If any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date terminates, expires, or lapses for any reason, or is settled in cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award or Prior Plan award, then in each such case, the number of shares of Stock subject to such Award or award under any Prior Plan shall again be available or added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(c)              In the event that any shares of Stock are tendered or withheld to pay the exercise price of a stock-settled SAR or an Option (for example, through a broker-assisted “cashless” exercise of an Option) or an option granted under any Prior Plan (or a portion thereof), then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(d)               In the event that any shares of Stock are tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award or an award granted under any Prior Plan, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

(e)             If the provisions of this Section 5.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 5.2 but only to this extent that this Section 5.2 applies to Incentive Stock Options.

(f)               The Committee may adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.

5.3          Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the Committee shall make an adjustment in: (a) the number and class of shares of Stock which may be delivered under the Plan; (b) the number of shares of Stock set forth in Sections 5.1, 5.4, and 5.5 and any other similar numeric and share-denominated limit expressed in the Plan; and (c) the number and class of and or price of shares of Stock subject to each outstanding Award. Notwithstanding anything in the Plan to the contrary, in the event of such transaction or event, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 5.3 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.

5.4          Annual Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.3: (a) the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Awards granted under the Plan other than Options or SARs shall be 1,000,000; and (b) the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Option or SAR Awards granted under the Plan shall also be 1,000,000.

5.5           Annual Limitation on Number of Shares Subject to Non-Employee Director Awards. Notwithstanding any provision in this Plan to the contrary, and subject to adjustment as provided in Section 5.3, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year as a Non-Employee Director, shall not exceed $750,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later and if a Non-Employee Director serves the Company in more than one capacity during any calendar year, the total compensation limit described in this Section 5.5 shall only apply to the compensation paid for services performed as a Non-Employee Director.

5.6          Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.3, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional shares to the nearest whole share.

ARTICLE 6
STOCK OPTIONS; STOCK APPRECIATION RIGHTS

6.1          Grant of Options. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Non-Qualified Stock Options or Incentive Stock Options to such Participants and in such amounts as it shall determine.

(a)                Exercise Price; No Re-pricing. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, an Option may not be amended, modified, or repriced to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 or, to the extent permitted by Section 409A of the Code, in connection with a Change in Control of the Company.

(b)               Duration of Options. Each Option shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all Options shall lapse and no longer be exercisable no later than ten (10) years from the Grant Date.

(c)                Time and Conditions of Exercise. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants. The granting of an Option will impose no obligation upon the Participant to exercise such Option.

(d)               Payment. As determined by the Committee, the exercise price of an Option shall be paid in full: (i) in cash; (ii) in previously-acquired Stock (through actual tender or by attestation), valued at its Fair Market Value on the date of exercise; (iii) by any net-issuance arrangement (including, in the case of a Non-Qualified Stock Option, any broker-assisted “cashless” exercise arrangement); or (iv) by a combination thereof.

6.2          Grant of Incentive Stock Options. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 6:

(a)                Employee Only. Incentive Stock Options shall be granted only to Participants who are employees.

(b)               Exercise Price. Subject to Section 6.2(f), no Incentive Stock Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(c)                Exercise. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Grant Date.

(d)           Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(i)             The Incentive Stock Option shall lapse ten (10) years from the Grant Date, unless an earlier time is set forth in the Award Agreement.

(ii)             The Incentive Stock Option shall lapse ninety (90) days following the effective date of the Participant’s termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)             If the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled expiration date of the Option; or (b) twelve (12) months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(e)           Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(f)           Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of the Fair Market Value on the Grant Date and the Option is exercisable for no more than five (5) years from the Grant Date.

(g)          Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date.

(h)        Right to Exercise. Except as provided in Section 6.2(d)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(i)            Annual Limitation on Number of Shares Subject to Incentive Stock Options. The maximum number of shares of Stock available for grant under the Plan as Incentive Stock Options is the same numeric limit set forth in Section 5.1.

6.3          Grant of Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to such Participants and in such amounts as it shall determine. SARs may be granted in connection with the grant of an Option, in which case the settlement of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. SARs may also be granted independently of Options.

(a)           Base Value; No Re-pricing. The base value per share of Stock subject to any SAR shall be equal to the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, a SAR may not be amended, modified, or repriced to reduce the base value after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 or, to the extent permitted by Section 409A of the Code, a Change in Control of the Company.

(b)               Duration of Stock Appreciation Rights. Each SAR shall expire at such time or times as the Committee shall determine as of the Grant Date; provided, however, that all SARs shall lapse no later than ten (10) years from the Grant Date.

(c)                Payment. As determined by the Committee, payment for SARs shall be made in cash, Stock, or a combination thereof at the time specified in the Award Agreement.

ARTICLE 7
RESTRICTED STOCK RIGHTS AND RESTRICTED STOCK

7.1          Grant of Restricted Stock Rights and Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.

7.2          Grant of Restricted Stock Rights.

(a)             Voting Rights. During the applicable period of restriction, Participants holding Restricted Stock Rights shall have no voting rights with respect to the shares subject to such Restricted Stock Rights. If the Restricted Stock Rights are settled in shares of Stock, voting rights will be available only after the issuance of the shares of Stock underlying the Award.

(b)                 Issuance and Restrictions. Restricted Stock Rights grant a Participant the right to receive a specified number of shares of Stock, or cash equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(c)                Forfeiture. Except as otherwise provided in an Award Agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock Rights that are at that time subject to restrictions shall be forfeited.

(d)               Form and Timing of Payment. Payment for any vested Restricted Stock Rights shall be made in the manner and at the time designated by the Committee in the Award Agreement.

7.3          Grant of Restricted Stock.

(a)                Voting Rights; Dividend Rights. Except as otherwise provided in an Award Agreement, Participants holding Restricted Stock shall have the right to vote the shares subject to such Restricted Stock as of the Grant Date for the Award. Any shares of Stock or any other property distributed as a dividend or otherwise with respect to any Award of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions and risk of forfeiture as the underlying Restricted Stock Award.

(b)               Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions, including restrictions on transferability, as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(c)                Forfeiture. Except as otherwise provided in an Award Agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock that is still subject to restrictions shall be forfeited.

(d)           Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8
PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE CASH AWARDS

8.1          Grant of Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to such Participants in such amounts as it shall determine. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

8.2          Grant of Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to such Participants in such amounts as it shall determine. A Performance Share Unit Award grants the Participant the right to receive a specified number of shares of Stock, cash, or a combination thereof, depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

8.3          Grant of Performance Cash. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to such Participants in such amounts as it shall determine. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

8.4          Performance Goals. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. Except as otherwise may be required by applicable law or regulation, the Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Article 8.

ARTICLE 9
STOCK GRANT AND STOCK UNIT AWARDS

9.1          Grant of Stock. Subject to the provisions of the Plan, Stock Grant Awards may be granted to one or more Participants at any time and from time to time, upon such terms and condition as shall be determined by the Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2               Grant of Stock Units. Subject to the provisions of the Plan, Stock Unit Awards may be granted to one or more Participants at any time and from time to time, upon such terms and conditions as shall be determined by the Committee. A Stock Unit Award grants a Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 10
CHANGE IN CONTROL

10.1           Double Trigger. Except as set forth in Section 10.2, in the event the Company or any Affiliate terminates a Participant’s employment (or Board service) without Cause, or a Participant resigns his or her employment for Good Reason, in either case, in connection with or within twenty-four (24) months following a Change in Control, then, any outstanding but unvested Options, SARs, and other Awards shall become fully exercisable and vested as of the date of the Participant’s termination of employment (or service). With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Section 10.1 shall be done in compliance with Section 409A of the Code.

10.2           Committee Discretion. Notwithstanding Section 10.1, the Committee shall have the authority and discretion, to provide, in an Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse upon the closing a transaction that results in a Change in Control. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Article 6, the excess Options shall be deemed to be Non-Qualified Stock Options. In addition, upon, or in anticipation of, a Change in Control, the Committee may: (a) cause all (or a portion of) outstanding Awards to be cancelled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all (or a portion of) outstanding Awards to be cancelled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change in Control transaction documents. With respect to an Award which the Company concludes is subject to (and not exempt from) the requirements of Section 409A, any actions taken by the Committee pursuant to this Section 10.2 shall be done in compliance with Section 409A of the Code.

10.3           Participant Consent Not Required. Nothing in this Article 10 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 10 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Committee pursuant to this Article 10.

ARTICLE 11
NON-TRANSFERABILITY

11.1           General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Committee and except as provided in Section 11.2, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any period of restriction or satisfaction of Performance Goals for a Performance Period, as determined by the Committee.

11.2           Beneficiary Designation. Notwithstanding Section 11.1, if permitted by the Committee, a Participant may designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in the case of Incentive Stock Options and in accordance with Article 6, upon the Participant’s Disability. Such designation must be made in a form and substance approved by the Committee and no such designation shall be permitted for Participants providing services outside of the United States. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

ARTICLE 12
COMPANY DISCRETION; EVIDENCE OF OWNERSHIP; CLAWBACK

12.1           Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

12.2           Participant. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

12.3           No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

12.4           Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership, is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.5           Clawback. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NASDAQ or such other exchange on which the Stock is then traded pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 13
SUBSTITUTION OF AWARDS

Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an employee of the Company as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. Any Awards made pursuant to this Article 13 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.

ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION

14.1           Amendment, Modification, Termination. The Committee may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to approval of the stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee the authority to approve non-substantive amendments to the Plan. Except as provided in Section 5.3, neither the Board nor the Committee may, without the approval of the stockholders: (a) directly or indirectly reduce the purchase price, exercise price, or base value of any outstanding Award, including any Option or SAR; (b) increase the numeric limits set forth in Sections 5.1, 5.4, 5.5 and any other similar numeric limit expressed in the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Grant Date (other than for a substitute award granted pursuant to Article 13); (d) reprice previously granted Options or SARs or take any other action relative to an Option or SAR that would be treated as a re-pricing under the rules of the NASDAQ or such other exchange on which the Stock is then traded; (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price and/or base value that is less than the exercise price and/or base value of the original Option or SAR; (f) extend the exercise period for an Option or SAR beyond ten (10) years from the Grant Date; (g) expand the types of Awards available for grant under the Plan; or (h) expand the class of individuals eligible to participate in the Plan.

14.2           Awards Previously Granted. Except as provided in the next sentence, no amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (a) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (b) does not adversely affect in any material way the rights of the holder; or (c) is made pursuant to an adjustment as provided in Section 5.3.

ARTICLE 15
TAX WITHHOLDING

15.1           Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local tax withholding requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Committee shall have the power to choose among such methods.

15.2           Form of Payment. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by: (a) using already owned shares of Stock; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the applicable withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.

15.3           Tax upon Disposition of Shares Subject to Section 422 Restrictions. In the event that a Participant disposes (whether by sale, exchange, gift, the use of a qualified domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award in favor of a spouse)), of any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

ARTICLE 16
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him harmless.

ARTICLE 17
REQUIREMENTS OF LAW

17.1        Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Consistent with Section 4.2, the Committee has the authority to impose different terms and conditions on Awards granted to Participants providing services outside of the United States in order to accommodate differences in applicable law, rules, regulations, or customs in a foreign jurisdiction.

17.2       Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Nevada. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be subject to ERISA.

17.3        Section 409A of the Code.

(a)                General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b)               Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, and only to the extent necessary in order to avoid the imposition of adverse tax consequences under Section 409A of the Code, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c)                Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

17.4        Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

17.5        Other Restrictions. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.

ARTICLE 18
GENERAL PROVISIONS

18.1        Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the Committee, at any time and from time to time, may with respect to Awards other than Options or SARs, grant amounts equivalent to cash, stock or other property dividends (“Dividend Equivalents”) with respect to the number of shares of Stock covered by an Award. The Committee may, in the Award Agreement, provide that the Dividend Equivalents, if any, shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an unvested Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid to the Participant unless and until the underlying Award vests and is paid.

18.2           Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the claims of general creditors of the Company.

18.3           No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

18.4           Titles and Headings. The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.5           Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

18.6           Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any agreement and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 12.4, shall remain in full force and effect.